Exhibit 10.6

FIRST AMENDMENT TO

SECURITIES SUBSCRIPTION AGREEMENT

This First Amendment (this “Amendment”) to the Securities Subscription Agreement, dated as of September 16, 2020 (the “Agreement”), by and between Ajax I, a Cayman Islands exempted company (the “Company”) and Ajax I Holdings, LLC, a Delaware limited liability company (the “Subscriber”), is made and entered into as of October 15, 2020, by and between the Company and the Subscriber. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Company and the Subscriber previously entered into the Agreement, pursuant to which the Company issued and the Subscriber subscribed for Class B ordinary shares, US$0.0001 par value per share, of the Company; and

WHEREAS, the Company and the Subscriber desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending to be legally bound hereby, agree as follows:

1. Amendments to Section 5(a).

Section 2.1.8 of the Agreement is amended to add the double underlined language as shown below:

2.1.8 Restrictions on Transfer; Shell Company. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Subscriber understands that any certificates or book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may, at the Company’s option, be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until at least one year following consummation of the initial business combination of the Company (which may not occur), despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions, subject to the lock-up period as described under Section 5.2.

2. Amendment to Section 5.2. Section 5.2 of the Agreement is hereby deleted in its entirety and replaced as follows:

5.2 Lock-up. The Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter. Pursuant to the Insider Letter, the Subscriber will agree (subject to certain customary exceptions) not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares until the earlier to occur of: (a) two years after the completion of the Company’s initial business combination, (b) if the last sale price of the Class A Shares equals or exceeds US$12.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination and (c) the date on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction after the Company’s initial business combination that results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property.

3. Effect on the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect, and the Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

4. Headings. The headings and captions of the various subdivisions of this Amendment are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5. Counterparts. This Amendment may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

Ajax I

By:	/s/ J. Morgan Rutman
Name: J. Morgan Rutman
Title: Chief Financial Officer

Ajax I Holdings, LLC

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: President

[Signature Page for First Amendment to Securities Subscription Agreement]